Exhibit 3

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for deposit of the common shares and class C shares of

FINANCIAL MODELS COMPANY INC.

THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON JANUARY 28, 2005 UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN.

This Notice of Guaranteed Delivery must be used to accept the offers dated December 23, 2004 (the ”Offers”) made by Linedata Services S.A. and its wholly owned subsidiary Linedata Services Canada Inc. (“Linedata Canada”) to holders of common shares (the “Common Shares”) and class C shares (the “Class C Shares” and, together with the Common Shares, the “FMC Shares”) of Financial Models Company Inc. If certificates for the FMC Shares are not immediately available or time will not permit all required documents to reach the Depositary at or prior to the Expiry Time (as defined in the Offers). This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Toronto office of the Depositary as set out below.

The terms and conditions of the Offers are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery which are defined in the Offers and Circular shall have the respective meanings set out in the Offers and Circular.

TO:                          The Depositary, Computershare Investor Services Inc.

By Mail:	By Hand or Courier:	By Facsimile Transmission:

P.O. Box 7021	100 University Avenue	(416) 981-9663
31 Adelaide Street East	9th Floor
Toronto, Ontario	Toronto, Ontario
M5C 3H2	M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

Delivery of this Notice of Guaranteed Delivery to an address other than the address set forth above or transmission via facsimile to a number other than the number set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Acceptance and Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space provided in the Letter of Acceptance and Transmittal.

DO NOT SEND CERTIFICATES FOR FMC SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR FMC SHARES MUST BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

TO:	LINEDATA SERVICES CANADA INC.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC.

The undersigned hereby deposits with Linedata Canada, upon the terms and subject to the conditions set forth in the Offers and the Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the FMC Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offers - “Manner of Acceptance - Procedure for Guaranteed Delivery”.

Certificate Number(s) (if available)	Name and Address(es) of Shareholder(s) (please print)			Number of FMC Shares Deposited
Class of FMC Shares (please check one)
		Common Shares	Class C Shares
		☐	☐
		☐	☐
		☐	☐
TOTAL:

Name:	Signature:

Date:	Bus. Telephone:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP), (an “Eligible Institution”) guarantees delivery to the Depositary of the certificate(s) representing the FMC Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Acceptance and Transmittal or an originally signed facsimile thereof, and all other documents required by the Letter of Acceptance and Transmittal, all on or before 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.

Name of Firm:	Authorized Signature:
Signature(s)
Name:
Address of Firm:
Title:

Telephone:	Date:

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